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                                                                   Exhibit 5.1



                                                                 June 25, 1998


Tuscarora Incorporated
800 Fifth Avenue
New Brighton, PA  10566


     Re: Registration Statement on Form S-8 for 1997 Stock Incentive Plan
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Gentlemen:

          We have acted as counsel to Tuscarora Incorporated, a Pennsylvania corporation (the "Company"), in connection with the above-captioned Registration Statement (the "Registration Statement") relating to 750,000 shares of Common Stock, without par value, of the Company (the "Common Stock") which may be purchased or acquired by employees of the Company and its subsidiaries under the Company's 1997 Stock Incentive Plan (the "Plan"). The Plan provides that either authorized but unissued or treasury shares of Common Stock may be issued upon the exercise of stock options granted, or upon the award of restricted, performance or other shares, under the Plan. In rendering our opinion below, we have assumed that only authorized but unissued shares will be issued under the Plan.

          In connection with this opinion, we have examined, among other things:

          (1) the Restated Articles of Incorporation and By-Laws of the Company, in effect on the date hereof;

          (2) the Plan as in effect on the date hereof; and

          (3) Minutes of meetings of the Board of Directors and shareholders of the Company held on October 17, 1997 and December 18, 1997, respectively, at which the Plan was adopted by the Company's Board of Directors and approved by the Company's shareholders.

          Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion the 750,000 shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan upon the exercise of the stock options granted under the Plan or upon the award of restricted, performance or other shares under the Plan have been duly authorized, and, upon issuance, in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America. The foregoing opinion is limited to such laws.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Yours truly,

                                         /s/ REED SMITH SHAW & McCLAY LLP